UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2022

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11406	52-1762325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2022, Kadant Inc. (the “Company”) entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”) with certain of its subsidiaries party thereto, the several banks and other financial institutions party thereto, Citizens Bank, N.A., as administrative agent, and Citizens Bank, N.A., as multicurrency administrative agent. The Sixth Amendment amends the Amended and Restated Credit Agreement dated as of March 1, 2017 by and among the Company, certain of its subsidiaries party thereto, the several banks and other financial institutions from time to time party thereto, Citizens Bank, N.A., as administrative agent, and Citizens Bank, N.A., as multicurrency administrative agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Limited Consent dated as of May 24, 2017, that certain Limited Consent dated as of December 9, 2018, that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 14, 2018, that certain Third Amendment to Amended and Restated Credit Agreement dated as of March 16, 2020, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of May 4, 2021, and that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of December 9, 2021 (collectively, the “Existing Credit Agreement”).

Pursuant to the Sixth Amendment, the Existing Credit Agreement was amended to, among other changes, (i) extend the maturity date of the unsecured credit facility to the date that is five years after the effective date of the Sixth Amendment, or November 30, 2027, (ii) replace the LIBOR interest rate provisions with interest rate provisions based on a forward-looking term rate based on the secured overnight financing rate plus a 10 basis point credit spread adjustment, (iii) provide additional flexibility for the Company via increased basket sizes applicable to certain of the negative covenants and an ability to net up to $50 million of unrestricted cash from the consolidated leverage ratio calculation, (iv) increase the uncommitted incremental borrowing facility from $150 million to $200 million and (v) permit the maximum consolidated leverage ratio under the financial condition covenant to be increased from 3.75 to 1.00 to 4.25 to 1.00 for the fiscal quarter during which a material acquisition occurs and for the three fiscal quarters thereafter.

The foregoing description of the Sixth Amendment does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the full text of the Sixth Amendment, which will be filed as an exhibit to Kadant's Annual Report on Form 10-K for the fiscal year ending December 31, 2022 with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Sixth Amendment is incorporated herein by reference.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: December 1, 2022	By:	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer